EXHIBIT D


                 DIRECTORS AND EXECUTIVE OFFICERS OF ROYAL BANK

         The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of Royal Bank. Unless otherwise indicated, the business address of each such person is c/o Royal Bank at 200 Bay Street, Toronto, Ontario, Canada, M5J 2J5 and each such person is a citizen of Canada.

DIRECTORS                          PRESENT PRINCIPAL OCCUPATION

Gordon M. Nixon                    President and Chief Executive Officer, Royal
                                   Bank of Canada


W. Geoffrey Beattie                President, The Woodbridge Company Limited
65 Queen Street West
Suite 2400
Toronto, Ontario
M5H 2M8, Canada

George A. Cohon                    Founder and Senior Chairman, McDonald's
McDonald's Place                   Restaurants of Canada Limited
Toronto, Ontario
M3C 3L4, Canada

G.N. (Mel) Cooper                  Chairman and Chief Executive Officer,
825 Broughton Street Victoria,     Seacoast Communications Group Inc.
British Columbia
V8W 1E5, Canada

Douglas T. Elix                    Senior Vice-President and Group Executive,
Route 100, Mail drop 4408          IBM Global Services, IBM Corporation
Building #4
Somers, NY 10589
USA
Citizenship: Australia

John T. Ferguson                   Chairman of the Board, Princeton
Suite 1400                         Developments Ltd.
9915-108 Street
Edmonton, Alberta
T5K 2G8, Canada


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L. Yves Fortier                    Chairman, Ogilvy Renault
1981 McGill College Avenue
Montreal, Quebec
H3A 3C1, Canada

The Hon. Marie Gilberte            Senior Partner, Desjardins Ducharme Stein
Paule Gauthier                     Monast
Bureau 300
1150 de Claire-Fontaine Street
Quebec, Quebec
G1R 5G4, Canada

J.M. Edward Newall                 Chairman of the Board, NOVA Chemicals
Newall and Associates              Corporation
#2015 Bankers Hall
855 2nd Street S.W.
Calgary, Alberta
T2P 4J7, Canada

David P. O'Brien                   Chairman, President and Chief Executive
1800 Bankers Hall East,            Officer, Canadian Pacific Limited
855-2nd St. SW
Calgary, Alberta
T2P 4Z5, Canada

Charlotte R. Otto                  Global External Relations Officer, The
1 Procter & Gamble Plaza           Procter & Gamble Company
Cincinnati, Ohio 45202-3315
USA
Citizenship: US

Robert B. Peterson                 Chairman, President and Chief Executive
111 St. Clair Avenue West          Officer, Imperial Oil Limited
Toronto, Ontario
M5W 1K3, Canada

J. Pedro Reinhard                  Executive Vice-President and Chief Financial
2030 Dow Center                    Officer, The Dow Chemical Company
Midland, Michigan 48674
USA
Citizenship: Brazil

Hartley T. Richardson              President and Chief Executive Officer,
Richardson Building                James Richardson & Sons, Limited
30th Floor, One Lombard Place


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Winnipeg, Manitoba
R3B 0Y1, Canada

Kenneth C. Rowe                    Chairman and Chief Executive Officer,
Suite 400                          I.M.P. Group International Inc.
2651 Dutch Village Road
Halifax, Nova Scotia
B3L 4T1, Canada

Joseph Guy Saint-Pierre            Chairman of the Board, Royal Bank of Canada
455 Rene - Levesque Blvd.          Chairman of the Board, SNC-Lavalin Group Inc.
West, Montreal, Quebec
H2Z 1Z3, Canada

Cecil W. Sewell, Jr.               Chairman Emeritus, RBC Centura Banks, Inc.
3201 Beechleaf Court, Suite 700
Raleigh, North Carolina 27604
USA
Citizenship: US

Robert T. Stewart                  Company Director
1395 Camridge Road
West Vancouver,
British Columbia
V7S 2M7, Canada

Allan R. Taylor                    Retired Chairman and Chief Executive Officer,
Suite 1835-North Tower             Royal Bank of Canada
Royal Bank Plaza
Toronto, Ontario
M5J 2J5, Canada

Margaret Sheelagh                  Enterprise Client Executive, EDS Australia
D. Whittaker
Government Services
Level 3, 2 Barry Drive
GPO Box 1992
Canberra ACT  2601
Australia
Citizenship: Canada

Victor L. Young                    Company Director
9 Primrose Place
St. John's, Newfoundland
A1B 4H2, Canada


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EXECUTIVE OFFICERS                 PRESENT EMPLOYMENT

Gordon M. Nixon                    President and Chief Executive Officer

Peter W. Currie                    Vice-Chairman and Chief Financial Officer

Suzanne B. Labarge                 Vice-President and Chief Risk Officer

Martin J. Lippert                  Vice-Chairman and Chief Information Officer
Royal Bank
315 Front Street, 8th Floor
Toronto, Ontario
M5V 3A4, Canada
Citizenship: US

W. Reay Mackay                     Vice-Chairman, Wealth Management
77 King St W - 39th Flr            Chairman and Chief Executive Officer,
Toronto, Ontario                   Royal Trust
M5W 1P9, Canada

James T. Rager                     Vice-Chairman, Personal & Commercial Banking

Irving Weiser                      Chairman, President and Chief Executive
Dain Rauscher Plaza                Officer, Dain Rauscher Corporation
60 South Sixth Street
Minneapolis, MN 55402-4422
USA
Citizenship: US

W. James Westlake                  Chairman and Chief Executive Officer,
6880 Financial Dr.                 RBC Insurance Holdings, Inc.
West Tower
Box 53 Station "A"
Mississauga, Ontario
L5A 2Y9 Canada

Charles M. Winograd                Vice-Chairman, Corporate & Investment Banking


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